LPI Position Holder Trust Newsletter

August 2018 Issue

The Trustee's Corner

Welcome to the August 2018 issue of the Life Partners Position Holder Trust (PHT) investor newsletter. This issue contains some important news regarding changes to the Trust's book value, so please take some time to read the articles and updates on the following pages.

I want to extend my appreciation to all of you who responded to my request for help with identifying investors whom we have been unable to contact since we were appointed by the Bankruptcy Court. Thanks to your assistance, we have received updated contact information for several individuals or their representatives, which means they will be able to protect their rights to distributions from the Trust. So again, thank you very much!

We are still trying to obtain contact information for several investors, however, so please click here to view the current list of names and have them contact Magna's customer service team (contactinfo@magnaservicing.com) if you can assist.

I would also like to reiterate the urgency of updating your "electronic" contact information. It's very important that we are able to communicate with all of you electronically, by email messages and website posts. Unfortunately, we are still missing email addresses for many investors and continue to have a number of messages returned as undeliverable. Please help us to maintain updated contact information for you. It's as simple as sending an email to contactinfo@magnaservicing.com.

In closing, an update on the Exit Facility. I was not able to make a payment on the Exit Facility in August due to the low level of maturities in June. The current balance of the Exit Facility remains at $12.5 million.

Please review the articles that follow so you are informed about some of the important developments with the Trust. Thank you very much for your interest.

Sincerely,

LPI POSITION HOLDER TRUST
Eduardo S. Espinosa
Trustee

Inside this issue

Upcoming Events

- **September 17th:**

  September 2018 LPI PHT Newsletter to be published

- **October 15th:**

  October 2018 LPI PHT Newsletter to be published


TO DO LIST

Action Items

What we need from you?

- **Please access the PHT investor portal (www.magnaservicing.com), review your account statements, read the e-mails that we send and check the PHT website from time to time.** The PHT Trustee uses these tools to provide important information about your investment to you. We've made a real effort to provide the important information in a concise, clear and timely manner.

- Please pay the premiums on the positions that you own, as reflected in any invoices you received. Do not send a partial payment and do not delay beyond the 60-day payment window. **As a reminder, the PHT must receive your check by the 60th day.** LPI's Plan of Reorganization requires that the PHT must actually receive the CFH investor's remittance by the 60th day following the invoice date. **Your envelope's postmark date does not count.** If we do not receive an investor's payment within the mandatory 60-day window, I must default the corresponding CFH position into the PHT.

- Please send any ideas for the monthly newsletter or the PHT website to our communications consultant, Daryn Teague, at dteague@teaguecommunications.com. If you have suggestions for additional information or reports that could be provided on the Investor Portal maintained by Magna Servicing, please send those directly to the Trustee's office (trustee@lpi-pht.com).

- **Please update your contact information**. You can change your contact information through the Investor Portal (www.magnaservicing.com) or by contacting Customer Service (contactinfo@magnaservicing.com).

Trust Update

Change in Book Value of PHT

In our most recent 10-Q (filed on August 14), the PHT significantly wrote down its estimate of the fair value of its share of the portfolio. As a result, the book value of a PHT unit went down from $0.19 to $0.13. The book value of the IRA Partnership units declined similarly. The primary cause of the decline was the Trust's change in its methodology for estimating longevity, a primary element in the Trust's valuation model. A secondary cause was the increase in the cost of insurance imposed by certain life insurance companies on a number of our policies.

This change is not concerning and easily explained.

Let me begin by explaining what fair value is. It is a term used by public companies to value their assets for financial statement purposes. It is an estimate of the assets' sales price on the date of the financial statement. For many assets, fair value is determined by activity in the market for the assets. As an example, the fair value of a share of Apple's stock can be easily determined by looking at its closing price on the stock exchange. The value of the PHT's portfolio, however, is not so easily measured. There is not a public market for portfolios of life insurance policies, much less the interests in life insurance policies that the PHT owns. So, the PHT's valuation of its portion of the portfolio requires us to use our judgment to estimate value. In essence, we are attempting to figure out a sales price in a market that doesn't exist.

I would also like to remind you of what we've said many times before: the PHT's book value is nothing more than our best guess as to what would happen if we were to sell all of the PHT's assets at once. It is not a limit or even an estimate of the amount of money that the PHT will ultimately pay to the unit holders. Notably, the Plan is based on the judgment that holding the policies to maturity will generate more money for the investors (even taking time into account) than selling the policies. That business judgment has not changed.

So what happened?

During the bankruptcy case, LPI obtained life expectancy estimates (LEs) from life expectancy providers on many of the insureds. Since we had them and they represented individualized analyses of the insured's health, we used the LEs in the projections on which the valuations were based. As time passed, however, the LEs got older. As LEs age, they become less reliable because they are based on increasingly out of date medical information. Our LEs were approaching, and in some cases exceeding, two years since issuance. After two years, many industry participants obtain new medical information from insureds and purchase new LEs. The PHT cannot to do so because of the significant time and financial burden that would be required to obtain new medical releases from the insureds and collect their medical records from various doctors, clinics and hospitals.

Because we had a number of LEs that were becoming aged and, thus, less reliable, we began, in the fourth quarter of 2017, to incrementally phase out the LEs in favor of a mortality multiplier based on the 2015 Valuation Basic Table produced by the U.S. Society of Actuaries. Accordingly, as the LE's aged, less weight would be applied to them and more weight would be placed on the mortality multiplier. We planned to stop using each LE when it was 30 months past its issue date. Where we did not have a LE on an insured or the LE aged out, we used the mortality multiplier. We anticipated eliminating reliance on most of our LEs in favor of the mortality multiplier by the end of calendar year 2018.

We watch mortalities closely. Every quarter, we have the PHT's actuaries statistically compare actual mortalities to expected mortalities. As a result of our planned comparison of actual to expected mortalities during the second quarter of 2018, we noticed a growing divergence between actual and expected maturities. After further analysis, we determined that the LEs in our possession were less reliable than previously

understood and that the mortality multipliers were more accurate. Accordingly, the Trustee decided to stop using the LEs immediately and to rely solely on the mortality multiplier. He, thus, accelerated the transition from the LEs to the mortality multipliers by six months.

We have used the same mortality multipliers since the Effective Date. The multipliers that we use vary by the type of policy. For life settlements, we use a multiplier of 100% (assumes the insured is exactly average) and for viaticals we use a multiplier of 350% (assumes that the insured is 3.5 times more likely than average to die in any given time period).

Ending reliance on the LEs and using the mortality multipliers exclusively had the expected effect of extending the anticipated longevity of the insureds in the PHT's portfolio. As a result, the amount of premiums that the PHT anticipates paying increased as did the anticipated length of time before the receipt of the death benefit. These factors were major contributors to the reduction in our estimate of the fair value of the PHT's portfolio.

You can find more details on this issue in the PHT's most recent 10-Q, which is available on the website.

So what does this mean for the distributions you are expecting?

Not a lot actually. The PHT has always published two projections. The first is the projection that is used in the SEC filings to determine the fair value of the portfolio. The second is the projection that we publish in the newsletters. The newsletter projection is similar to the projection that was used in Exhibit C to the Disclosure Statement. It does not use LEs and is based on mortality multipliers of 100% for life settlements and 300% for viaticals. As we've discussed in each newsletter, we are generally on track with the newsletter projections. What has happened is that our valuation projections are moving towards projections that are similar to those on which the Plan was based.

The key point for PHT investors is this: The change in book value has only a minimal bearing on the cash flow anticipated under the Plan and when we will be able to make distributions. Distributions are determined by the actual maturities we collect, the cash we pay to keep the policies in force, and the speed with which we can pay off the Exit Facility. Those fundamental business considerations are unchanged as a result of the change in the book value of the PHT.

You should keep in mind, however, that insurers have raised the cost of insurance on some of our policies. In some cases, we are participating in litigation to reverse these increases. If we are not successful, the PHT will pay more in premiums and pay less in distributions.

If you have questions about the change in the PHT's book value, please contact the Trustee's office (214-698-7893 or trustee@lpi-pht.com). Please do not contact Magna with questions about book value.

Trust Update

New Maturities Chart

Each month, we publish an updated "Cumulative Maturities to Date" chart in the newsletter (see the *Portfolio at a Glance* section of this issue). We simplified this chart last month to make it easier for you to read by reducing the scale from three years to two years. We will also be posting a larger version of the chart each month on the PHT website.

Breakdown of Portfolio

We received some feedback last month that investors might be interested in an updated look at the number of policies in the PHT portfolio, the types of settlements represented and the face value of those policies. Here is a breakdown of the types of policies currently active in the PHT:

	Active		Matured after Effective Date	
	Count	Death Benefit	Count	Death Benefit
Life Settlements	562	1,738,309,846	92	211,592,065
Viaticals	2,511	248,162,480	70	8,242,124
	3,073	1,986,472,326	162	219,834,189

Investor Portal PIN

As we reported last month, Magna is continuing to make upgrades to the Investor Portal (www.magnaservicing.com). Among the upgrades is increasing the Continuing Fractional Holders' ability to obtain current information regarding transactions in their escrow accounts, such as the deposit of premium contributions and payments of premiums to insurers.



The enhanced portal includes new security measures to protect your personal data. If you have not already done so, please log-in to the portal and create a new PIN. Both the PIN and password will be needed to change contact information in the future.

Portfolio at a Glance

Mortalities improved somewhat in July. To date, we have discovered $17.6 million in maturities that occurred in July against expected maturities of $13.0 million. This is in contrast to June when there were only $1.9 million in maturities. That some months are higher than expected and some months are lower is normal. What matters is the overall trend, which in this case matches expectations.

Cumulative Maturities To Date



This chart shows a projection similar to that on which the Plan was based, Exhibit C to the Disclosure Statement. Through July 2018, our actual maturities were within 1.3% of our median projection. Accordingly, maturities are on track with the Plan.

One thing that we would like to note about our projections. In the newsletters, we track the maturities in the portfolio against a model that is similar to the one used to create Exhibit C to the Disclosure Statement, which was the basis for the Plan. For purposes of valuing the portfolio for the Trust's financial statements, we use a different model that is intended to be a proxy for market value as required by Generally Accepted Accounting Principles. As a result, the projections used in the newsletter do not provide valid information as to the value of the portfolio. For more information about the projections used in the Trust's financial statements, please see the Trust's Form 10-Q Quarterly Statement for the Second Quarter of 2018 (filed August 14), which is available on the Investor Relations page of the website.

Frequently Asked Questions

Here are brief answers to some of the frequently asked questions (FAQs) we've received in the past month:

Q: I've been contacted by third parties who have expressed an interest in purchasing my investment in the PHT. Am I allowed to sell my PHT interest?

A: You may sell any of the securities you received under the Plan, including PHT units, CFH interests, IRA Partnership units or New IRA Notes. It can be complicated to do so, however.

Depending upon the security sold, the sale must comply with the transfer requirements set out in the Plan (§ 4.18(b)), the Trust Agreement (§ 1.4(b)), the New IRA Note Trust Indenture (§§ 2.09 & 2.10) and the Servicing Agreement (Schedule XII, ¶ (m)). The transfer restrictions are designed to, among other things, protect the PHT's and IRA Partnership's pass-through tax status and their exemptions from registration as an investment company, neither of which can be jeopardized. In short:

- Any sale must comply with all state and federal securities laws.
- The seller must provide an opinion of counsel to the PHT or IRA Partnership that the sale will be made (i) pursuant to an exemption from the registration requirements of all applicable securities laws; and (ii) without causing the PHT or IRA Partnership to be required to register as an investment company under the Investment Company Act of 1940. Both the form of the opinion and the law firm issuing the opinion must be acceptable to the Trustee.
- The buyer and seller must execute and deliver to the PHT: (i) the PHT's Notice of Assignment and Indemnity Agreement form, which is available through Magna Servicing; and (ii) copies of the agreement(s) between the buyer and seller for the sale of the securities.

Notably, PHT units and IRA Partnership units can only be transferred on June 30 or December 31.

These requirements are quite complicated. You should consult with your attorney before you attempt to sell your securities.

Please note that the Plan forbids the Trustee, the Trust Board, their counsel or Magna Servicing from helping investors find a buyer or complete a sale.

Q: My account statement shows that I owe either a Premium Lien or a Platform Lien. What are they?

A: Premium Liens and Platform Liens refer to amounts owed for premiums or platform service fees that the Debtor billed you during the bankruptcy. These amounts were referred to as "Catch-Up Payments" in the Plan. Under the Plan, an investor had to pay all Catch-Up Payments due on a position in order to elect to hold that position as a continuing fractional holder. If the investor failed to pay the Catch-Up Payments, he or she was deemed to have contributed the position to the PHT. The PHT will collect the unpaid Catch-Up Payments (now called "Premium Liens" and "Platform Liens") out of distributions on PHT units. For example, if you have a Premium Lien of $1,000 and you would be entitled to a $1,500 distribution, $1,000 would go to the PHT to pay the lien and $500 would be paid to you.

Questions and Updates

We routinely post updates and new information on www.LPI-PHT.com. In addition, prior investor communications -- including copies of this newsletter and the Trustee's prior investor presentations -- are available on the "Investor News" tab. We encourage you access the website as a primary reference source.

We're happy to answer any additional questions you may have. Please note that it's likely you will receive a faster response if you contact us by email.

How to Contact Us

For questions regarding your individual account, please contact:

Magna Servicing

P.O. Box 23226

Waco, TX 76702

Phone: 800-368-5569

Email: custsrv@magnaservicing.com

For questions regarding the administration of the Plan of Reorganization, please contact:

Eduardo Espinosa, LPI PHT Trustee

2001 Ross Avenue, Suite 3600

Dallas, Texas 75201

Phone: 214-698-7893

Email: trustee@lpi-pht.com

